Exhibit 3.5

The Commonwealth of Massachusetts

Michael Joseph Connolly

Secretary of State

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION

NO. 04-2211809

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Albert Rand, President, and

John R.D. McClintock, Clerk of

Dynamics Research Corporation

(Name of Corporation)

located at 44 Concord Street, Wilmington, Massachusetts 01887 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on May 22, 1987, by vote of the Board of Directors.

1.	The name by which the corporation shall be known is:

Dynamics Research Corporation

2.	The purposes for which the corporation is formed are as follows:

(a)	To design and sell technical data based management systems and analysis.

(b)	To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

3.	The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

WITHOUT PAR VALUE		WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred	-0-	5,000,000	$.10
Common	-0-	15,000,000	$.10

*4.	If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Pages 4A-4B

*5.	The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

*6.	Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Pages 6A-6J

*	If there are no such provisions, state “None”.

ARTICLE 4

PROVISIONS RELATING TO CAPITAL STOCK

(1)    Shares of Preferred Stock may be issued from time to time in one or more series. To the extent not inconsistent with the other provisions of this Article 4, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations and the relative rights and preferences among the different series, provided that all shares of Preferred Stock shall be identical except for variations so fixed and determined among the different series to the extent permitted by Massachusetts General Laws, Chapter 156B, Section 26, and any successor to that Section.

(2)    The preferences, voting powers, qualifications, special or relative rights or privileges of the Common Stock and the Preferred Stock are as follows:

(a)    Liquidation Preference. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the holders of each series of Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid the amount fixed by the Board of Directors in establishing such series plus (except as otherwise provided for any series of Preferred Stock) an amount equal to dividends accrued to the date of payment, and to no further payment. Except as otherwise fixed by the Board of Directors in establishing any series of Preferred Stock, in the event that the assets of this Corporation available for distribution to holders of Preferred Stock shall be insufficient to permit payment to such holders of such amounts, all the assets of the Corporation then remaining shall be distributed among the series of Preferred Stock ratably on the basis of the relative aggregate liquidation preferences of each series and, within each such series, ratably among the holders of the shares of such series. The aggregate amount of payments to be made to holders of Preferred Stock upon any liquidation, dissolution or winding up of this Corporation may be fixed by the Board of Directors in establishing any series at any amount and by any method up to the full amount legally available for distribution to stockholders. After payment in full has been made to all holders of Preferred Stock, the remaining assets of this Corporation may be distributed to the holders of Common Stock. The holders of any series of Preferred Stock shall be entitled to participate in any such distribution to holders of Common Stock to the extent, if any, fixed for such series by the Board of Directors in establishing such series. Except as otherwise fixed by the Board of Directors in establishing any series of Preferred Stock, neither the purchase or redemption by this Corporation of shares of any class or series of its capital stock in any manner permitted by the Articles of Organization, nor the merger or consolidation of this Corporation with or into any other corporation or corporations, nor the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this Article 4.

(b)    Dividend Preference. Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, dividends at such annual rate or rates, and no more, as are fixed for each series of Preferred Stock by the Board of Directors in establishing such series, payable in cash or in property or in shares of any series of Preferred Stock, or in shares of Common Stock, or in any combination thereof. Holders of Preferred Stock may receive in the aggregate dividends equal to the full amount of funds legally available for the payment of dividends.

Except as otherwise provided for any series of Preferred Stock by the Board of Directors in establishing such series, until all accrued dividends, if any, on all shares of Preferred Stock shall have been declared and set apart for payment, no dividend or distribution shall be made to holders of Common Stock, other than a dividend payable in Common Stock of this Corporation, nor shall any shares of Common Stock be repurchased, redeemed or otherwise retired. The holders of any series of Preferred Stock shall be entitled to participate in any dividend or distribution to holders of Common Stock to the extent, if any, provided for such series by the Board of Directors in establishing such series.

(c)    Voting Powers and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may fix in establishing any such series or as may be otherwise required by law. Maters and transactions as to which the Board of Directors, in establishing any series, may fix a separate class vote of holders of Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation’s authorized capital stock, amendments to this Corporation’s Articles of Organization or Bylaws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may fix in establishing any series of Preferred Stock the percentage of votes required to approve any matter or transaction requiring a separate vote of the Preferred Stock or any series thereof. As to matters and transactions as to which the Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock, provided that Preferred Stock shall have no more than ten votes per share, or such greater number as is equivalent to the number of shares of Common Stock into which such shares of Preferred Stock are convertible.

(d)    Additional Special or Relative Rights or Privileges. Holders of any series of Preferred Stock shall enjoy such additional special or relative rights or privileges vis-à-vis the holders of Common Stock as the Board of Directors (subject to the limitations imposed by this Article 4) may fix in establishing such series, including, without limitation, rights of redemption, sinking or purchase fund provisions and conversion rights.

ARTICLE 6

OTHER LAWFUL PROVISIONS

6A.	PROVISIONS RELATING TO CERTAIN BUSINESS COMBINATIONS

The stockholder vote required to approve Business Combinations shall be as set forth in this Section A of this Article 6. (Capitalized terms used in this Section A have the meanings defined in this Section.)

(1)    Higher Vote For Business Combinations.

(a)    In addition to any affirmative vote required by law or otherwise by the Articles of Organization, and except as otherwise expressly provided in this Section A, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of each class or series of stock of this Corporation, then entitled to vote in the election of directors (“Voting Stock”) shall be required in order to authorize any of the following:

(i)    any merger or consolidation of this Corporation or any Subsidiary with or into a Related Person or any Person which is, or after the merger or consolidation would be, an Affiliate or Associate of a Related Person;

(ii)    any sale, lease, exchange, transfer or other disposition (including, without limitation, a mortgage, or any other security device), in one transaction, or a series of transactions of assets of this Corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary having in the aggregate a Fair Market Value of fifteen percent (15%) or more of the assets of this Corporation as shown on its most recent quarterly or annual balance sheet (“Assets”) to a Related Person or to an Affiliate or Associate of a Related person;

(iii)    any merger or consolidation of a Related Person or any person which is, or after the merger or consolidation would be, an Affiliate or Associate of a Related Person with or into this Corporation or a Subsidiary;

(iv)    any sale, lease, exchange, transfer or other disposition (including, without limitation, a mortgage, or any other security device), in one transaction or a series of transactions, of any assets of a Related Person, or of an Affiliate or Associate of a Related Person, having in the aggregate a Fair Market Value of fifteen percent (15%) or more of Assets to this Corporation or a Subsidiary;

(v)    any issuance, in one transaction or a series of transactions, by this Corporation or a Subsidiary of any securities of this Corporation or a Subsidiary having an aggregate Fair Market Value of fifteen percent (15%) or more Assets to a Related Person or to an Affiliate of Associate of a Related Person;

(vi)    the acquisition, in one transaction or a series of transactions, by this Corporation or a Subsidiary of this Corporation of any securities of a Related Person, or of an Affiliate or Associate of a Related Person, having an aggregate Fair Market Value of fifteen percent (15%) or more of Assets;

(vii)    the adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person; or

(viii)    any reclassification of securities (including any reverse stock split), or recapitalization of this Corporation (other than a redemption in accordance with the terms of the security redeemed), or any merger or consolidation of this Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of this Corporation or any Subsidiary which is directly or indirectly owned by or issuable to any Related Person or any Affiliate or Associate of Related Person;

(ix)    any transaction (including a merger or consolidation of this Corporation with or into a Subsidiary) occurring at a time when a Related Person exists in which the proportionate interests of the stockholders of this Corporation in the assets of this Corporation are unchanged but as a result of which the provisions of this Section A or substantially equivalent provisions would thereafter cease to be in effect; and

(x)    any agreement, contract or other arrangement providing for any of the transactions described in subparagraphs (i) through (ix) above.

(b)    Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by any other section of the Articles of Organization, any provision of law, any agreement with any federal regulatory agency or national securities exchange or otherwise.

(c)    The term “Business Combination” as used in this Section A shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (x) of Part 1(a) of this Section A.

(2)    When Higher Vote Is Not Required. The provisions of Part 1 of this Section A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any provision of the Articles of Organization other than this Section A, if all of the conditions specified in any one of the following paragraphs (a), (b) or (c) are met:

(a)    Approval in Advance by the Board of Directors. The Board of Directors by a vote of not less than two-thirds of the Continuing Directors then holding office (1) have expressly approved in advance either the acquisition of outstanding shares of Voting Stock, or the issue or sale by this Corporation of shares of Voting Stock, that caused the Related Person to become a Related Person and (2) in advance of such acquisition or issue or sale, have expressly determined that the 80 percent voting requirement of Part 1 of this Section A shall not be applicable to Business Combinations with such Related Person.

(b)    Approval by Continuing Directors. The Business Combination is approved by two-thirds of the Continuing Directors holding office at the time of such approval.

(c)    Price and Procedure Requirements. All the following conditions are met:

(i)    The aggregate Fair Market Value, as of the date of the consummation of the Business Combination, of the consideration to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest amount determined under sub-clauses (A), (B) and (C) below:

(A)    the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees and with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, such distributions to be valued as of the distribution date) paid by the Related Person for any share of Common Stock acquired by it (1) within the six-month period immediately prior to the earlier of the Business Combination or the first public announcement of either (a) the proposal of the Business Combination, or (b) a tender or exchange offer which, if successful, would result in a Person together with its Affiliates and Associates owning 50% or more of the Voting Stock (the “Announcement Date”) or (2) in the transaction in which it became a Related Person; or

(B)    the Fair Market Value per share of Common Stock on the Announcement Date or on the date (the “Determination Date”) on which the Related Person became a Related person, whichever is higher; or

(C)    the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to subparagraph (i)(B) above, multiplied by the ration of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees and with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, such distributions to be valued as of the distribution date) paid by the Related Person for any shares of Common Stock acquired by it within the six-month period immediately prior to the earlier of the Business Combination or the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such six-month period on which the Related Person acquired any shares of Common Stock.

(ii)    The aggregate Fair Market Value, as of the date of consummation of the Business Combination, of the consideration to be received per share by holders of shares of any class or series of Voting Stock other than Common Stock is at least equal to the highest amount determined under subclauses (A), (B), (C) and (D) below (it being intended that the requirements of this paragraph shall be required to be met with respect to every such class or series of Voting Stock, whether or not the Related Person has previously acquired any shares or a particular class or series of Voting Stock):

(A)    the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees and with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, such distributions to be valued as of the distribution date) paid by the Related Person for any shares of such class or series of Voting Stock required by it (1) within the six-month period immediately prior to the earlier of the Business Combination or the Announcement date and (2) in the transaction in which it became a Related Person; or

(B)    the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock would be entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation regardless of whether the Business Combination to be consummated constitutes such an event; or

(C)    the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, or

(D)    the price per share equal to the Fair Market Value per share of such class or series of Voting Stock determined pursuant to sub-paragraph (ii)(C) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees and with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, such distributions to be valued as of the distribution date) paid by the Related Person for any shares of such class or series of Voting Stock acquired by it within the six-month period immediately prior to the earlier of the Business Combination or the Announcement Date to (2) the Fair Market Value per share of such class or series of Voting Stock on the first day in such six-month period upon which the Related Person acquired any shares of such class or series of Voting Stock.

(iii)    The consideration to be received by holders of a particular class or series of Voting Stock (including Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of Voting Stock. If the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by the Related Person.

(iv)    After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (A) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay in full at the regular date therefor any dividends (whether or not cumulative) on any outstanding Preferred Stock: (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved in advance by two-thirds of the Continuing Directors holding office at the time of such approval; and (C) such Related Person shall not have become the “owner” (as that term is defined below) of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person.

(v)    After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation or a Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi)    A proxy or information statement describing the proposed Business Combination and complying with the disclosure requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder (or any subsequent provisions replacing the 1934 Act or such rules or regulations, and provided that no such proxy or information statement need be filed with the Securities and Exchange Commission or other administrative agency enforcing the 1934 Act unless otherwise required by law) shall be mailed to stockholders of this Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the 1934 Act or subsequent provisions).

(3)    Certain Definitions. For the purpose of this Section A the following definitions apply:

(a)    “Person” shall mean any individual, firm, partnership, corporation, trust or other entity.

(b)    “Related Person” shall mean any Person that together with its Affiliates and Associates owns in the aggregate 10 percent or more of the outstanding shares of any class or series of Voting Stock, and any Affiliate or Associate of any such Related Person; provided that “Related Person” shall not include (1) this Corporation or any Subsidiary, (2) any trustee holding stock for the benefit of employees of this Corporation or any Subsidiary pursuant to any employee benefit plan, employee stock ownership plan or similar arrangement or (3) any Person that together with its Affiliates or Associates owned in the aggregate 5 percent or more of the outstanding shares of Common Stock of this Corporation on December 31, 1986.

(c)    A Person shall be deemed to “own”, and to be the “owner” of, any shares of Voting Stock:

(i)    of which such Person or any of its Affiliates or Associates would be the beneficial owner as such term is defined under Section 16 of the 1934 Act and the rules of the Securities and Exchange Commission promulgated thereunder, as in effect on April 1, 1987; or

(ii)    of which such Person or any of its Affiliates or Associates would be the beneficial owner, as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission and the rules of the Securities and Exchange Commission promulgated thereunder, as in effect on April 1, 1987; or

(iii)    which such Person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately, after the passage of time or upon the occurrence of a specified event) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

(iv)    which are owned by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(d)    “Fair Market Value” shall mean (1) in the case of stock, the closing sale price on the day immediately preceding the date of the consummation of the Business Combination of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, or, if such stock is not listed on any such exchange, or national market system for securities established pursuant to Section 11A of the 1934 Act, or if such stock is not listed on any such exchange or national market system, the highest closing bid quotation with respect to a share of such stock during the 3-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by two-thirds of the Continuing Directors holding office at the time of such determination or (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by two-thirds of the Continuing Directors holding office at the time of such determination.

(e)    For the purpose of determining whether a person is a Related Person pursuant to paragraph (b) of this Part 3, the shares of Voting Stock deemed owned through application of paragraph (c) of this Part 3 shall be deemed to be outstanding and shall be included in Voting Stock, but the shares of Voting Stock outstanding shall not include any other shares of capital stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)    “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on April 1, 1987.

(g)    “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph (b) of this Part 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this Corporation.

(h)    “Continuing Director” means any member of the Board of Directors, (the “Board”) of this Corporation who (1) with respect to any proposed Business Combination, is not an Affiliate or an Associate of any Related Person involved (other than proportionately as a stockholder) in the Business Combination and (2)(A) was a member of the Board on April 1, 1987, or (B) was a member of the Board immediately prior to the time that any such Related Person became a Related Person (or, if the proposed Business Combination involves more than one such Related Person, immediately prior to the time the first such Related Person to become a Related Person became a Related Person), or (C) was nominated for or elected to his or her initial term of office by a vote of the directors that included the votes of two-thirds of the directors holding office at the time of such nomination or election who are Continuing Directors with respect to the proposed Business Combination.

(i)    With respect to a Business Combination that is a merger or consolidation in which this Corporation is the survivor, for purposes of paragraphs (c)(i), and (c)(ii) of Part 2 of this Section A, the term “consideration to be received” shall include, without limitation, shares of Voting Stock retained by the holders of such shares.

(4)    Amendments affecting this Section A. Notwithstanding any other provision of the Articles of Organization of the Bylaws of this Corporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of at least 50% of each class and series of Voting Stock shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section A or any portion thereof.

6B.	EXCULPATION

A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time of such breach. No amendment or repeal of this Article 6B shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

6C.	INDEMNIFICATION

The Corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties and counsel fees, incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of this Corporation (any person serving another organization in one or more of the indicated capacities at the request of this Corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to this Corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, no indemnification shall be provided if a majority of the disinterested directors of this Corporation then in office, after having received a written opinion of independent legal counsel, shall determine that such director or officer did not act in good faith in the reasonable belief that his or her action was in the best interest of this Corporation. Expenses, including counsel fees, incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by this Corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to this Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit or other proceeding initiated by or on behalf of such person.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include the relevant individual’s heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

6D.	ADDITIONAL PROVISIONS

(1)    This Corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

(2)    This Corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

(3)    This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

(4)    The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the stockholders.

(5)    Meetings of the stockholders may be held anywhere in the United States.

(6)    Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of this Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of this Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of this Corporation shall be prima facie evidence that such examination would be adverse to the interests of this Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

(7)    The directors may specify the manner in which the accounts of this Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(8)    The purchase of other acquisition or retention by this Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from this Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

(9)    The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this Corporation individually, or any individual having any interest in any concern which is a stockholder of this Corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this Corporation, and

(a)    such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

(b)    no such director, officer, stockholder or individual shall be liable to account to this Corporation for any profit or benefit realized through any such contract, transaction or act; and

(c)    any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this Corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this Corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this Corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

the term “interest” including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term “concern” meaning any corporation, association, trust, partnership, firm, person or other entity other than this Corporation; and

the phrase “subsidiary or affiliate” meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this Corporation, or is constituted of the directors or officers of this Corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of this Corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this Corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this Corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this Corporation, provided, however, that

(i)    with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this Corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

(ii)    stockholders so voting shall have made any findings required by law;

(iii)    stockholders so interested may vote at any such meeting except as to the extent otherwise provided by law; and

(iv)    any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this Corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If this Corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction or act shall be avoided by reason of any provision of this Section D(9) which would be valid but for such provision or provisions.

(10)    This Corporation shall have all the powers granted to corporations by the laws of the Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

“We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles

(If there are no such amendments, state “None”.)

Briefly describe amendments in space below:

None

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 22nd day of May in the year 1987

/s/ Albert Rand	President

/s/ John R.D. McClintock	Clerk

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION

NO. 04-2211809

CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING

A SERIES OF A CLASS OF STOCK

General Laws, Chapter 156B, Section 26

We, Albert Rand, President, and

John R.D. McClintock, Clerk of

DYNAMICS RESEARCH CORPORATION

(Name of Corporation)

located at 60 Concord Street, Wilmington, Massachusetts 01887 do hereby certify that at a meeting of the directors of the corporation held on July 14, 1988, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See Rider A

RIDER A

VOTED: That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Organization, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” (the “Series A Stock”) and the number of shares constituting such series shall be 1,500,000.

Section 2. Dividends and Distributions.

(A)    Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Stock with respect to dividends, the holders of shares of Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 10 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.10 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Stock.

(B)    The Corporation shall declare a dividend or distribution on the Series A Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Stock shall have the following voting rights:

(A) Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series A Stock shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B)    Except as otherwise provided herein, in the Articles of Organization, or by law, the holders of shares of Series A Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)

(i)    If at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends (as hereinafter defined) shall exist, the holders of shares of Preferred Stock voting separately as a class without regard to series (with each share of Preferred Stock being entitled to that number of votes to which it is entitled on matters submitted to stockholders generally, or, if it is not entitled to vote with respect to such matters, to one vote), shall have the right to elect two members of the Board of Directors of the Corporation. The holders of Common Stock shall not be entitled to vote in the election of the two directors so to be elected by the holders of shares of Preferred Stock. Any director elected by the holders of shares of Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Corporation, provided that, if the By-laws provide that such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of Preferred Stock, voting as a class as aforesaid, unless, in any such case, no default in preferred dividends shall exist at the time of such election.

(ii)    For the purposes of paragraph (C)(i) of this Section 3, a default in preferred dividends shall be deemed to have occurred whenever the amount of dividends in arrears upon any series of Preferred Stock shall be equivalent to six full quarterly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until all accrued dividends on all shares of Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period. Nothing herein contained shall be deemed to prevent an amendment of the By-laws of the Corporation, in the manner therein provided, which shall increase the number of directors so as to provide as additional places on the Board of Directors either or both the directorships to be filled by the two directors so to be elected by the holders of the Preferred Stock or to prevent any other change in the number of directors of the Corporation.

(D)    Except as set forth herein, holders of Series A Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Stock outstanding shall have been paid in full, the Corporation shall not

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, except dividends paid ratably on the Series A Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Stock; or

(iv)    purchase or otherwise acquire for consideration any shares of Series A Stock, or any shares of stock ranking on a parity with the Series A Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Stock unless, prior thereto, the holders of shares of Series A Stock shall have received $10.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in clause (ii), the “Adjustment Number”). In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Stock and Common Stock, respectively, holders of Series A Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Stock and Common Stock, on a per share basis, respectively.

(B)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 10 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(A), 3(A), 6(A) and 7 hereof with respect to the multiple of (i) cash and non-cash dividends, (ii) votes, (iii) the Series A Liquidation Preference and (iv) an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 9. Ranking. The Series A Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of Preferred Stock, either senior and preferred to or junior and subordinate to as the case may be) each other Series of Preferred Stock of the Corporation with respect to dividends and/or preference upon liquidation, dissolution or winding up.

Section 10. Redemption. The shares of Series A Stock may be redeemed by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Articles of Organization, as amended, of the Corporation.

Section 11. Amendment. The Articles of Organization, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Stock, voting together as a single class.

Section 12. Fractional Shares. Series A Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Stock.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 14th day of July in the year 1988.

/s/ Albert Rand	President

/s/ John R.D. McClintock	Clerk

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS

ESTABLISHING A CLASS OR SERIES OF STOCK

(General Laws, Chapter 156B, Section 26)

We, Albert Rand, President, and

and David C. Proctor, Assistant Clerk

of

DYNAMICS RESEARCH CORPORATION

(Exact name of Corporation)

located at 60 Concord Street, Andover, MA 01810-5498

(Street Address of corporation in Massachusetts)

do hereby certify that at a meeting of the directors of the corporation held on February 17, 1998, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

See attached Exhibit A

DYNAMICS RESEARCH CORPORATION

Certificate of Vote of Directors Establishing A Class or Series of Stock

EXHIBIT A

VOTED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, a series of preferred stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Preferred Stock” (the “Series B Stock”) and the number of shares constituting such series shall be 3,000,000. The number of shares of Series B Stock may be increased or decreased by a vote duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series B Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series B Stock.

Section 2. Dividends and Distributions.

(a)    Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Stock with respect to dividends, the holders of shares of Series B Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 10 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.10 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Stock.

(b)    The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Stock shall have the following voting rights:

(a)    Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series B Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)    Except as otherwise provided herein or required by applicable law, the holders of shares of Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of’ stockholders of the Corporation.

(c)    Except as set forth herein or required by applicable law, holders of Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (A) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Stock or (B) in accordance with subparagraph (iv) of this Section 4(a); or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Stock, or any shares of stock ranking on a parity with the Series B Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of preferred stock to be created by vote or votes of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation. Dissolution or Winding Up.

(a)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received $10.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such distribution (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing the Series B Liquidation Preference by 10 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (ii), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Stock and Common Stock, respectively, holders of shares of Series B Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

(b)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Stock, then any remaining assets shall be distributed ratably to the holders of the Series B Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

(c)    None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

(d)    Each share of Series B Stock shall stand on a parity with each other share of Series B Stock or any other series of the same class of preferred stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 10 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 3(a), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, votes, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 9. Ranking. The Series B Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of preferred stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other series of preferred stock with respect to dividends and/or preference upon liquidation, dissolution or winding up.

Section 10. Redemption. The shares of Series B Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Restated Articles of Organization of the Corporation, as amended.

Section 11. Amendment. The Restated Articles of Organization of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Stock, voting together as a single class.

Section 12. Fractional Shares. Series B Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Stock.

SIGNED UNDER THE PENALTIES OF PERJURY, this 19th day of February, 1998.

/s/ Albert Rand ,	President
Albert Rand

/s/ David C. Proctor ,	Assistant Clerk
David C. Proctor

FEDERAL IDENTIFICATION

NO. 042211809

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Albert Rand, President and John L. Wilkinson, Clerk of Dynamic Research Corporation, located at 60 Frontage Road, Andover, Massachusetts 01810, certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on April 28, 1998, by vote of: 5,407,190 shares of Common Stock of 6,322,521 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	15,000,000	$.10
Preferred:	N/A	Preferred:	5,000,000	$.10

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	N/A	Common	30,000,000	$.10
Preferred:	N/A	Preferred:	5,000,000	$.10

Voted:	That Article 3 of the Articles of Organization of this Corporation is hereby amended to increase the number of authorized shares of Common Stock, $0.10 par value, of the Corporation from 15,000,000 to 30,000,000.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of May, 1998,

/s/ Albert Rand	*President

/s/ John L. Wilkinson	*Clerk

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS

ESTABLISHING A CLASS OR SERIES OF STOCK

(General Laws, Chapter 156B, Section 26)

We, Albert Rand, President, and David Proctor, Assistant Clerk, of DYNAMICS RESEARCH CORPORATION, located at 60 Frontage Road, Andover, MA 01810-5498, do hereby certify that at a meeting of the directors of the corporation held on February 17, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

Please see the attached Exhibit A

DYNAMICS RESEARCH CORPORATION

Certificate of Vote of Directors Establishing A Class or Series of Stock

EXHIBIT A

VOTED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, a series of preferred stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and’ relative, participating, optional and other special rights of the shares of such series. And the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Preferred Stock” (the “Series B Stock”) and the number of shares constituting such series shall be 3,000,000. The number of shares of Series B Stock may be increased or decreased by a vote duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series B Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series B Stock.

Section 2. Dividends and Distribution.

(a)    Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Stock with respect to dividends, the holders of shares of Series B Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 10 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.10 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Stock.

2a

(b)    The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Stock shall have the following voting rights:

(a)    Subject to the provision for adjustment set forth in Section 8 hereof, each share of Series B Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)    Except as otherwise provided herein or required by applicable law, the holders of shares of Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of’ stockholders of the Corporation.

(c)    Except as set forth herein or required by applicable law, holders of Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

2b

Section 4. Certain Restrictions

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

(ii)    declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)     redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock (A) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Stock or (B) in accordance with subparagraph (iv) of this Section 4(a); or

(iv)     redeem or purchase or otherwise acquire for consideration any shares of Series B Stock, or any shares of stock ranking on a parity with the Series B Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

2c

Section 5. Reacquired Shares. Any shares of Series B Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of preferred stock to be created by vote or votes of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received $10.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such distribution (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing the Series B Liquidation Preference by 10 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (ii), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Stock and Common Stock, respectively, holders of shares of Series B Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

(b)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Stock, then any remaining assets shall be distributed ratably to the holders of the Series B Stock and the holders of such parity stock in proportion to their respective liquidation preferences,

2d

(c)    None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart from the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

(d)    Each share of Series B Stock shall stand on a parity with each other share of Series B Stock or any other series of the same class of preferred stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 10 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 3(a), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, votes, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 9. Ranking. The Series B Stock shall rank pari passu) with (or if determined by the Board of Directors in any vote establishing any other series of preferred stock, either senior and prior in preference to, or junior and subordinate to, as the case may be) each other series of preferred stock with respect to dividends and/or preference upon liquidation, dissolution or winding up.

Section 10. Redemption. The shares of Series B Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Restated Articles of Organization of the Corporation, as amended.

2e

Section 11. Amendment. The Restated Articles of Organization of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Stock, voting together as a single class.

Section 12. Fractional Shares. Series B Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Stock.

2f

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of August, 1998,

/s/ Albert Rand ,	President
Albert Rand

/s/ David Proctor ,	Assistant Clerk
David Proctor

FEDERAL IDENTIFICATION

NO. 04-2211809

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

CERTIFICATE OF VOTE OF DIRECTORS

ESTABLISHING A CLASS OR SERIES OF STOCK

(General Laws, Chapter 156B, Section 26)

We, Albert Rand, President, and John Wilkinson, Clerk, of DYNAMICS RESEARCH CORPORATION, located at 60 Frontage Road, Andover, MA 01810-5498, do hereby certify that at a meeting of the directors of the corporation held on September 10, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted: The directors wish to amend the Series B Preferred Stock pursuant to Section 26, as no shares of the Series B Preferred Stock have been issued at this time.

VOTED: That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, the voting powers of the Series B Preferred Stock of the Corporation be and they hereby are amended as follows:

Section 3(a) shall be amended to read in its entirety follows:

“Each share of Series B Stock shall entitle the holder thereof to ten votes on all matters submitted to a vote of the stockholders of the Corporation.”

Section 8 shall be amended to read in its entirety as follows:

“Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.”

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of September, 1998,

/s/Albert Rand ,	President
Albert Rand

/s/John Wilkinson ,	Clerk
John Wilkinson

FEDERAL IDENTIFICATION

NO. 04-2211809

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, James P. Regan, President, and David Proctor, Assistant Clerk, of DYNAMICS RESEARCH CORPORATION, located at 60 Frontage Road, Andover, MA 01810, certify that these Articles of Amendment affecting articles numbered: Article 4, Paragraph 2(c) of the Articles of Organization were duly adopted at a meeting held on April 25, 2000, by vote of: 3,868,700 shares of Common Stock of 7,582,724 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:            NA

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES,_	PAR VALUE
Common:		Common:
Preferred:		Preferred:

Change the total authorized to:              NA

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:
Preferred:		Preferred:

SEE ATTACHED RIDER

RIDER

Article 4, Paragraph 2(c) shall be amended to read as follows:

(c) Voting Powers and Qualifications. Each share of Common Stock shall entitle the holder thereof to one vote on all matters presented to stockholders. The holders of Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of Common Stock as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may fix in establishing any such series or as may be otherwise required by law. Matters and transactions as to which the Board of Directors, in establishing any series, may fix a separate class vote of holders of Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation’s authorized capital stock, amendments to this Corporation’s Articles of Organization or Bylaws, mergers, a sale of substantially all of the assets of this Corporation, and dissolution of this Corporation. The Board of Directors may fix in establishing any series of Preferred Stock the percentage of votes required to approve any matter or transaction requiring a separate vote of the Preferred Stock or any series thereof. As to matters and transactions as to which the Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date

Later Effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of September, 2000,

/s/ James P. Regan ,	President

/s/ David Proctor ,	Assistant Clerk

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER

Domestic Corporation Involving Foreign Corporation or Foreign Other Entity

(General Laws, Chapter 156D, Section 11.06, 950 CMR 113.37)

Exact name, jurisdiction and date of organization of each party to the merger:

(1)EXACT NAME	(2) JURISDICTION	DATE OF ORGANIZATION
Dynamics Research Corporation	Massachusetts	May 27, 1955
Impact Innovations Group, LLC	Delaware	December 2, 1999

(3) The foreign Corporation or other entity is not authorized to conduct business in the Commonwealth.

(4) Exact name of the surviving entity Dynamics Research Corporation

(5) The jurisdiction under the laws of which the surviving entity will be organized Massachusetts

(6) The merger shall be effective at the time and on the date approved by the Division unless a later effective date not more than 90 days from the date and time of filing is specified December 31, 2004

For each domestic corporation that is a party to the merger

(Please check the appropriate box)

(7) ☐ The plan of merger was duly approved by the shareholders and, if voting by any separate voting group was required, by each separate voting group, in the manner required by G.L. Chapter 156D and the corporation’s articles of organization.

OR

(8) ☒ The plan of merger did not require the approval of the shareholders

(9) Participation of each other domestic entity foreign corporation, or foreign other entity was duly authorized by the law under which the other entity or foreign corporation is organized and by its organizational documents.

(10) Where applicable, attach any amendment to articles of organization of the surviving entity where the survivor is a domestic business corporation.

Not applicable.

(11) Where applicable, attach the articles of organization of the surviving entity, where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16.

Not applicable.

(12) Where applicable, the executive office address of a foreign other entity if such information is not on the record of the foreign other entity and such foreign other entity is the survivor of the merger.

Not applicable.

Signed by /s/ James P. Regan

☒ Chairman of the Board of Directors

☐ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 23rd day of December of 2004.

Signed by /s/ Richard A. Covel

☐ Chairman of the Board of Directors

☐ President

☒ Other Officer

☐ Court-appointed fiduciary,

on this 27th day of December of 2004.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER

Domestic Corporation Involving Foreign Corporation or Foreign Other Entity

(General Laws, Chapter 156D, Section 11.06, 950 CMR 113.37)

Exact name, jurisdiction and date of organization of each party to the merger:

(1)EXACT NAME	(2)JURISDICTION	DATE OF ORGANIZATION
Dynamics Research Corporation	Massachusetts	May 27, 1955
Andrulis Corporation	Delaware	September 26, 1994

(3) The foreign Corporation or other entity is not authorized to conduct business in the Commonwealth.

(4) Exact name of the surviving entity Dynamics Research Corporation

(5) The jurisdiction under the laws of which the surviving entity will be organized Massachusetts

(6) The merger shall be effective at the time and on the date approved by the Division unless a later effective date not more than 90 days from the date and time of filing is specified December 31, 2004

For each domestic corporation that is a party to the merger

(Please check the appropriate box)

(7) ☐ The plan of merger was duly approved by the shareholders and, if voting by any separate voting group was required, by each separate voting group, in the manner required by G.L. Chapter 156D and the corporation articles of organization.

OR

(8) ☒ The plan of merger did not require the approval of the shareholders

(9) Participation of each other domestic entity foreign corporation, or foreign other entity was duly authorized by the law under which the other entity or foreign corporation is organized and by its organizational documents.

(10) Where applicable, attach any amendment to articles of organization of the surviving entity where the survivor is a domestic business corporation.

Not applicable.

(11) Where applicable, attach the articles of organization of the surviving entity, where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16.

Not applicable.

(12) Where applicable, the executive office address of a foreign other entity if such information is not on the record of the foreign other entity and such foreign other entity is the survivor of the merger.

Not applicable.

Signed by /s/ James P. Regan

☒ Chairman of the Board of Directors

☐ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 23rd day of December of 2004.

Signed by /s/ James P. Regan

☐ Chairman of the Board of Directors

☐ President

☒ Other Officer

☐ Court-appointed fiduciary,

on this 23rd day of December of 2004.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156D, Section 10.06, 950 CMR 113.34)

(1) Exact name of corporation: Dynamics Research Corporation

(2) Registered office address: 84 State Street Boston, MA 02109

(3) These articles of amendment affect article(s): IV

(4) Date adopted: July 23, 2008

(5) Approved by:

(check appropriate box)

☐ the incorporators

☒ the board of directors without shareholder approval and shareholder approval was not required.

☐ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

See attached pages.

To change the number of shares and the par value, * if any, of any type, or co designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior co amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment!

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the dare approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminate the concept of per value, however a corporation may specify per value in Article III. See G.L. Chapter 156D. Section 6.21, and the comments relative thereto

AMENDED

FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES B

PREFERRED STOCK

of

DYNAMICS RESEARCH CORPORATION

Pursuant to Chapter 156D Sec. 10.06 of the

Massachusetts Business Corporation Law

We, James P. Regan, President, and Richard Covel, Secretary, of Dynamics Research Corporation, a corporation organized and existing under the Massachusetts Business Corporation Law, (the “Corporation”) in accordance with the provisions of Chapter 1561) Sec. 10.06 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) by the Restated Articles of Organization of the Corporation, as amended, the Board of Directors on July 23, 2008, adopted a vote amending its authorized Series B Preferred Stock, as follows:

VOTED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Organization, as amended, the terms of the Corporation’s Series B Preferred Stock are hereby amended and restated, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.    Designation and Amount. The shares of such Series shall be designated as “Series B Preferred Stock” (the “Series B Stock”) and the number of shares constituting such Series shall be 3,000,000. The number of shares of Series B Stock may be increased or decreased by a vote duly adopted by the Board of Directors, but may not be decreased below the number of shares of Series B Stock then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities convertible into Series B Stock.

Section 2.    Dividends and Distributions.

(a)    Subject to the prior and superior rights of the holders of any shares of any Series of preferred stock ranking prior and superior to the shares of Series B Stock with respect to dividends, the holders of shares of Series B Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 8 hereof, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.10 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Stock.

(b)    The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of or a subdivision with respect to Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date

(c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights. The holders of shares of Series B Stock shall have the following voting rights:

(a)    Each share of Series B Stock shall entitle the holder thereof to one-hundred votes on all matters submitted to a vote of the stockholders of the Corporation.

(b)    Except as otherwise provided herein or required by applicable law, the holders of shares of Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)    Except as set forth herein or required by applicable law, holders of Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

(ii)    declare or pay dividends on or snake any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stack (A) in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Stock or (B) in accordance with subparagraph (iv) of this Section 4(a); or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Stock, or any shares of stock ranking on a parity with the Series B Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of the outstanding shares of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective Series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.    Reacquired Shares. Any shares of Series B Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new Series of preferred stock to be created by vote or votes of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.    Liquidation, Dissolution or Winding Up.

(a)    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or any other stock of the Corporation ranking junior (upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received $100.00 per share plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such distribution (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Stock unless, prior thereto, the holders of shares of Common Stock (which term shall include, for the purposes only of this Section 6, any Series of the Corporation’s Preferred Stock ranking on a parity with the Common Stock upon liquidation, dissolution or winding up) shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Section 8 hereof to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock; such number in this clause (ii), as the same may be adjusted from time to time, is hereinafter referred to as the “Adjustment Number”. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any remaining assets shall be distributed ratably to the holders of Common Stock. Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Stock and Common Stock, respectively, holders of shares of Series B Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of any remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

(b)    In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other Series of preferred stock, if any, which rank on a parity with the Series B Stock, then any remaining assets shall be distributed ratably to the holders of the Series B Stock and the holders of such parity stock in proportion to their respective liquidation preferences.

(c)    None of the merger or consolidation of the Corporation into or with any other entity, the sale of all or substantially all of the property and assets of the Corporation or the distribution to the stockholders of the Corporation of all or substantially all of the consideration for such sale, unless such consideration (apart front the assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

(d)    Each share of Series B Stack shall stand on a parity with each share of Series B Stock or any other Series of the same class of preferred stock upon voluntary or involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

Section 7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the outstanding shares of Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment set forth in Section 8 hereof) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be. into which or for which each share of Common Stock is changed or exchanged.

Section 8.    Certain Adjustments. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the amounts set forth in Sections 2(a) and (b), 6(a) and 7 hereof with respect to the multiple of cash and non-cash dividends, the Series B Liquidation Preference and an aggregate amount of stock, securities, cash and/or other property referred to in Section 7 hereof, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 9.    Ranking. The Series B Stock shall rank pari passu with (or if determined by the Board of Directors in any vote establishing any other series of preferred stock, either senior and prior in preference to, or junior and subordinate to, as the ease may be) each other Series of preferred stock with respect to dividends and/or preference upon liquidation, dissolution or winding up.

Section 10.    Redemption. The shares of Series B Stock may be purchased by the Corporation at such times and on such terms as may be agreed to between the Corporation and the redeeming stockholder, subject to any limitations which may be imposed by law or the Restated Articles of Organization of the Corporation, as amended.

Section 11.    Amendment. The Restated Articles of Organization of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series B Stock, voting together as a single class.

Section 12.    Fractional Shares. Series B Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Stock.

Signed by /s/ James P. Regan

☐ Chairman of the Board of Directors

☒ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 25th day of July, 2008.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF MERGER

Involving Domestic Entities

(General Laws, Chapter 156D, Section 11.06, 950 CMR 113.36)

(1) Exact name of each domestic corporation or other entity involved in the merger:

Engility Solutions, Inc.

Dynamics Research Corporation

(2) Exact name of the surviving entity: Dynamics Research Corporation

(3) The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

(check appropriate box)

(4) ☐ The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization

OR

☒ The plan of merger did not require the approval of the shareholders.

(5) Participation of each other entity was duly authorized by the law under which the other entity is organized or by which it is governed and by its articles of organization or other organizational documents.

(6) Attach any amendments to articles of organization of the surviving entity, where the survivor is a domestic business corporation.

See Attached.

(7) Attach the articles of organization of the surviving entity where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16.

Articles of Merger Involving Domestic Entities

Item 6 —Amendments to Articles of Surviving Corporation

Article II

Intentionally omitted.

Article III

The total number of share and par value of each class of stock that the corporation is authorized to issue is amended as follows:

Class of Stock	Par Value	Authorized Shares
Common	$0.01	100

Article IV

Intentionally omitted.

Article VI

The following additional provisions are hereby established for the management, conduct and regulation of the business and affairs of the Corporation, and for creating, limiting, defining and regulating the powers of the Corporation and of its board of directors (the “Board of Directors”) and shareholders:

1.    Authority of Directors to Create New Classes and Series of Shares. The Board of Directors, acting without the shareholders, may (a) reclassify any unissued shares of any authorized class or series into one or more existing or new classes or series, and (b) create one or more new classes or series of shares, specifying the number of shares to be included therein, the distinguishing designation thereof and the preferences, limitations and relative rights applicable thereto; provided, however, that the Board of Directors may not approve an aggregate number of authorized shares of all classes and series which exceeds the total number of authorized shares specified in the Articles of Organization approved by the shareholders.

2.    Minimum Number of Directors. The Board of Directors may consist of one or more individuals, notwithstanding the number of shareholders.

3.    Personal Liability of Directors to the Corporation. No director shall have personal liability to the Corporation for monetary damages for breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the General Laws of Massachusetts, or (d) for any transaction from which the director derived an improper personal benefit.

4.    Shareholder Vote Required to Approve Matters Acted on by Shareholders. The affirmative vote of a majority of all the shares in a voting group eligible to vote on a matter shall be sufficient for the approval of the matter, notwithstanding any greater vote on the matter otherwise required by any provision of Chapter I56D of the General Laws of Massachusetts.

5.    Shareholder Action Without a Meeting by Less than Unanimous Consent. Action required or permitted by Chapter 156D of the General Laws of Massachusetts to be taken at a shareholders’ meeting may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

6.    Authorization of Directors to Make Amend or Repeal the Bylaws: The Board of Directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in Chapter 156D of the General Laws of Massachusetts, the Articles of Organization or the bylaws requires action by the shareholders.

Signed by /s/ James P. Regan

                                                         JAMES P. REGAN

☒ Chairman of the Board of Directors, DRC

☒ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 31st day of January, 2014.

Signed by

☐ Chairman of the Board of Directors

☐ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 31st day of January, 2014.

Signed by

☐ Chairman of the Board of Directors

☐ President

☐ Other Officer

☐ Court-appointed fiduciary,

on this 31st day of January, 2014.

Signed by /s/ Thomas O. Miiller

                Thomas O. Miiller                    Engility Solutions, Inc.

☐ Chairman of the Board of Directors

☐ President

☒ Other Officer

☐ Court-appointed fiduciary,

on this 31st day of January, 2014.